UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date Earliest Event Reported): May 31, 2016
____________________
TransUnion

(Exact name of registrant as specified in its charter)
____________________

Delaware	001-37470	61-1678417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 West Adams Street, Chicago, Illinois	60661
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 985-2000

____________________
Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

⃞	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

⃞	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 31, 2016 (the “Amendment No. 11 Effective Date”), TransUnion Intermediate Holdings, Inc. (“Holdings”) and Trans Union LLC (the “Borrower”), wholly-owned subsidiaries of TransUnion (“TransUnion” or the “Company”), amended the Credit Agreement, dated as of June 15, 2010, by and among Holdings, the Borrower, the guarantors party thereto, Deutsche Bank Trust Company Americas, as Administrative Agent, and the lenders party thereto from time to time (as amended, amended and restated, supplemented and/or otherwise modified pursuant to Amendment No. 1, dated as of February 10, 2011, Amendment No. 2, dated as of February 27, 2012, Amendment No. 3, dated as of April 17, 2012, Amendment No. 4, dated as of February 5, 2013, Amendment No. 5, dated as of November 22, 2013, Amendment No. 6, dated as of December 16, 2013, Amendment No. 7, dated as of April 9, 2014, Amendment No. 8, dated as of June 2, 2015, Amendment No. 9, dated as of June 30, 2015, and Amendment No. 10, dated as of March 31, 2016, collectively, the “Credit Agreement”). Pursuant to the Amendment No. 11 to Credit Agreement, dated as of May 31, 2016 (the “Eleventh Amendment”), by and among TransUnion Intermediate Holdings, Inc., Trans Union LLC, the guarantors party thereto, Deutsche Bank Securities, Inc., as Lead Arranger, Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent, and each of the lenders party thereto, the Credit Agreement was amended to provide for Incremental Term A Loans (the “2016 Incremental Term A Loans”) in an aggregate principal amount of $55,000,000, the proceeds of which are to be used for any purpose not prohibited by the Credit Agreement. The Applicable Margin applicable to the 2016 Incremental Term A Loans is the same as currently provided to be applicable to the Existing Term A Loans. The 2016 Incremental Term A Loans rank pari passu in right of payment and pari passu in right of security with the Revolving Credit Loans, the Existing Term A Loans and the 2015 Term B-2 Loans, and shall be treated the same in all respects as the Existing Term A Loans. Capitalized terms not otherwise defined herein have the same meanings as specified in the Credit Agreement.
TransUnion Intermediate Holdings, Inc. and its direct and indirect wholly-owned subsidiaries party to the Credit Agreement and ancillary agreements and documents (other than Trans Union LLC) continue to provide an unconditional guaranty of all amounts owing under the Credit Agreement. With certain exceptions, the obligations are secured by a first-priority security interest in substantially all of the assets of Trans Union LLC, TransUnion Intermediate Holdings, Inc. and the other guarantors, including their investments in subsidiaries. The Credit Agreement contains various restrictions and nonfinancial covenants, including restrictions on dividends, investments, dispositions, future borrowings and other specified payments.
The foregoing description of the Eleventh Amendment is a summary and is qualified in its entirety by reference to the Eleventh Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.
Goldman Sachs Credit Partners L.P., an affiliate of Goldman, Sachs & Co., is a Revolving Credit Lender, a Syndication Agent and a Joint Lead Arranger and Joint Bookrunner under the Credit Agreement. Investment funds affiliated with Goldman, Sachs & Co. own approximately 34.7% of the issued and outstanding common stock of TransUnion. Goldman, Sachs & Co. and its affiliates, including Goldman Sachs Credit Partners L.P., have in the past engaged, and may in the future engage, in transactions with and perform services, including commercial banking, financial advisory and investment banking services, for us and our affiliates in the ordinary course of business, for which they have and/or will receive customary fees and expenses.

Item 2.01 Completion of Acquisition or Disposition of Assets.
As previously announced, TransUnion Netherlands II B.V. (“TU Netherlands”), a subsidiary of TransUnion, entered into a Share Purchase Sale Agreement, dated February 8, 2016 (the “Purchase Agreement”), by and among TransUnion Netherlands II B.V., Bancolombia S.A., Banco Bilbao Vizcaya Argentaria Colombia S.A., Banco Davivienda S.A., Banco Corpbanca Colombia S.A., Banco de Bogota S.A., Banco de Occidente S.A., Banco GNB Sudameris S.A., Banco Colpatria Multibanca S.A., Banco Popular S.A., Banco Caja Social S.A., Corporacion Financiera Colombiana S.A., Banco Comercial AV Villas S.A., Citibank - Colombia S.A., Banco Compartir S.A., JP Morgan Corporacion Financiera S.A., Titularizadora Colombiana S.A., and Banco de las Microfinanzas-Banamia S.A., as Sellers, and TransUnion, as guarantor, providing for the purchase of 94.67% of the share capital of Central de Informacion Financiera S.A. (“CIFIN”). CIFIN, a joint-stock company formed and existing in accordance with the laws of Colombia, is one of two primary Colombian credit bureaus. Pursuant to the Purchase Agreement, TU Netherlands purchased 71% of the share capital of CIFIN on February 8, 2016, and agreed to purchase, and the Sellers agreed to sell, an additional 23.67% of the share capital of CIFIN on or about May 31, 2016.
On May 31, 2016, TU Netherlands purchased an additional 23.67% of the share capital of CIFIN for the aggregate contractual purchase price of approximately 145 billion Colombian pesos, or approximately USD47 million. TransUnion expects to acquire the remaining shares in 2016 following the conclusion of certain mandatory regulatory processes.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 is incorporated herein by reference.

Item 8.01 Other Events.

The Company is filing herewith updated financial statements and other affected financial information for the periods included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (the “2015 Form 10-K”). These financial statements and other affected financial information have been updated to reflect retrospective application of changes made in fiscal year 2016 and reflected in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2016 (the “Q1 2016 Form 10-Q”), as follows:

•
In the first quarter of 2016, we moved our direct to consumer reseller business and reallocated certain other costs related to our consumer facing business in the U.S. from our USIS segment to our Consumer Interactive segment. These changes better reflect the evolution of our consumer facing business in the U.S. and how we manage that business.

•
As of January 1, 2016, we adopted new accounting guidance ASU No. 2015-03, Interest - Imputation of Interest (Subtopic 835-30), Simplifying the Presentation of Debt Issuance Costs, which requires that unamortized debt issue costs be presented in the balance sheet as a direct reduction to the carrying amount of the corresponding debt liability, consistent with debt discounts. The new guidance is required to be applied on a retrospective basis, wherein the balance sheet of each individual period presented be adjusted to reflect the period-specific effects of applying the new guidance. The impact of the adoption resulted in a reclassification of our deferred financing fees from other current assets and other assets to long term debt which are reflected on the accompanying balance sheets and the related revisions to Notes 2, 6 and 10.

Pursuant to guidance prepared by the staff of the Securities and Exchange Commission, the Company has updated the applicable items that were contained in the 2015 Form 10-K reflecting the above mentioned changes in Item 1, “Business,” Item 6, “Selected Financial Date,” Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” Item 8, “Financial Statements and Supplementary Data” and Item 15 “Exhibits and Financial Statement Schedules” in Exhibit 99.1 filed in this Current Report on Form 8-K (the “Form 8-K”). The information included in this Form 8-K is presented for information purposes only in connection with the changes described above. There is no change to the Consolidated Balance Sheet, Consolidated Statements of Income, Consolidated Statements of Comprehensive Income, Consolidated Statements of Cash Flows or Consolidated Statements of Shareholders’ Equity included in the 2015 Form 10-K, other than as noted above. The Company began to report comparative results reflective of the above mentioned changes with the filing of the Q1 2016 Form 10-Q.

The Company is also filing as Exhibit 99.2 to this Form 8-K an update to the description of our material pending legal proceedings contained in the 2015 Form 10-K.

This Form 8-K does not reflect events occurring after the Company filed the 2015 Form 10-K and does not modify or update the disclosures therein in any way, other than as noted above.

Item 9.01 Financial Statements and Exhibits.
(d)     Exhibits
The following exhibits are filed herewith:

Exhibit No.	Description
Exhibit 10.1	Amendment No. 11 to Credit Agreement dated as of May 31, 2016
Exhibit 23.1	Consent of Ernst & Youg LLP, Independent Registered Public Accounting Firm
Exhibit 99.1
Updated Part I, Item 1, "Business"; Part II, Item 6, "Selected Financial Date," Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations," Item 8, "Financial Statements and Supplementary Data" and Part IV, Item 15, "Schedule I—Condensed Financial Information of TransUnion" and related Notes and "Schedule II—Valuation and Qualifying Accounts" from the Registrant's Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the Securities and Exchange Commission on February 19, 2016.

Exhibit 99.2	Updated description of legal proceedings.
101.INS	XBRL Instance Document.
101.SCH	XBRL Taxonomy Extension Schema Document.
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

TRANSUNION

Date: June 1, 2016
By:     /s/ Mick Forde
Name:    Mick Forde
Title:    Senior Vice President